[Paritz & Company, P.A. Letterhead]


Exhibit 23.1

                             PARITZ & COMPANY, P.A.


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation in this Amendment Number 1 to the Form 8-K of XL Generation International Inc., dated November 1, 2005, of our Report of Independent Registered Accounting Firm regarding XL Generation AG and dated October 18, 2005.


Hackensack, New Jersey
November 1, 2005


/s/ PARITZ & COMPANY, P.A.
--------------------------
PARITZ & COMPANY, P.A.
Independent Auditors